Exhibit 23.3

浙江省杭州市拱墅区湖州街701号数创智能大厦10楼(310015)

电话：+86-0571-28813100

10F, Shuchuang Intelligent Building, No. 701 Huzhou Street, Gongshu District, Hangzhou, Zhejiang 310015 P.R.China

Tel：+86-0571-28813100

September 25, 2025

To: Ridgetech, INC

P.O.Box 310008, 5th Floor, Building 6, No. 100, 18th Street,

Baiyang Sub-district,Qiantang District, Hangzhou City,

Zhejiang Province，People’s Republic of China

Dear Sir/Madam,

We hereby consent to the references to our firm’s name under the headings “PROSPECTUS SUMMARY- Permissions Required from PRC Authorities”, “LEGAL MATTERS” and “ENFORCEABILITY OF CIVIL LIABILITIES” in Ridgetech, INC’s Form F-1, which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Form F-1.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ Zhejiang Minhe Law Firm (Hangzhou)
Zhejiang Minhe Law Firm (Hangzhou)